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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-91676, 333-02966, 333-39229, 333-39601,
333-40584, 333-43347, 333-43349, 333-43351, 333-65185, 333-76068 and 333-81683)
and on Forms S-3 (File Nos. 333-56860, 333-62154 and 333-86642) of The BISYS
Group, Inc. of our report dated July 26, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


Columbus, Ohio
September 27, 2002